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Exhibit 21.1

SUBSIDIARIES OF CYPRESS SEMICONDUCTOR CORPORATION

Name	Jurisdiction of Incorporation
Cypress Semiconductor Corp.	Delaware
Cypress Semiconductor (Minnesota) Corp.	Delaware
Cypress Semiconductor (Texas) Corp.	Delaware
Cypress Semiconductor Intl Inc.	Delaware
Cypress Semiconductor Round Rock, Inc.	Delaware
Cypress Venture Fund I, L.L.C.	Delaware
Cypress Microsystems, Inc.	Delaware
Cypress System, Inc.	Delaware
Silicon Light Machines	California
Silicon Magnetic Systems, Inc.	Delaware
In-System Design, Inc.	Idaho
Weida Semiconductor, Inc.	Taiwan
Galvant BVI	BVI
Lara Networks Mauritius LLC	Mauritius
Cyland Corporation	Philippines
Cypress Manufacturing, Ltd.	Cayman Islands
Cypress Semiconductor (Thailand) Co., Ltd.	Thailand
Cypress Semiconductor AB	Scandinavia
Cypress Semiconductor Canada	Canada
Cypress Semiconductor GmbH	Germany
Cypress Semiconductor Tech. India Ltd.	India
Cypress Semiconductor Italia S.r.I.	Italy
Cypress Semiconductor K.K. Japan	Japan
Cypress Semiconductor Korea	Korea
Cypress Semiconductor Limited	UK
Cypress Semiconductor SARL	France
Cypress Semiconductor Singapore Pte. Ltd.	Singapore
Cypress Semiconductor International (Hong Kong) Limited	Hong Kong
Cypress Semiconductor Technology Ltd.	Cayman Islands
Cypress Semiconductor World Trade Corp.	Cayman Islands
Cypress Semiconductor International Sales B.V.	Netherland
Cypress Semiconductor Phil. Headquarters Ltd.	Cayman Islands
Weida Semiconductor Limited	Hong Kong
Silicon Light Machines (Cayman) Ltd.	Cayman Islands
Cypress Semiconductor (Shanghai) Trading co., Ltd.	China
Cypress Semiconductor (Switzerland) Sarl	Switzerland
Cypress Semiconductor Corporation (Belgium) BVBA	Belgium
SunPower Corporation	Delaware
SunPower Corporation, Systems	Delaware
SunPower North America, Inc.	Delaware
SunPower Philippines Ltd.—Regional Operating Headquarters	Cayman Islands
SunPower Philippines Manufacturing Ltd.	Cayman Islands
SunPower Corporation (Switzerland) Sarl	Switzerland
SunPower Technology Ltd.	Cayman Islands

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  Exhibit 21.1
SUBSIDIARIES OF CYPRESS SEMICONDUCTOR CORPORATION